Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:	September 21, 2016
CONTACT:	Jon Kranov
President and Chief Executive Officer
PHONE:	(815) 433-2525

OTTAWA SAVINGS BANCORP, INC.

ANNOUNCES PRELIMINARY OFFERING RESULTS

Ottawa, Illinois, September 21, 2016 — Ottawa Savings Bancorp, Inc. (the “Company”) (OTC Pink: OTTW), the parent company for Ottawa Savings Bank (the “Bank”), announced today that the subscription and community offering of the common stock of Ottawa Bancorp, Inc., the proposed new holding company for the Bank, concluded on September 12, 2016 and was oversubscribed by the community. The offering was undertaken in connection with the conversion of Ottawa Savings Bancorp MHC from the mutual holding company to the stock holding company form of organization.

The completion of the conversion and offering remain subject to approval by both the members of Ottawa Savings Bancorp MHC and the shareholders of the Company, as well as to customary regulatory approvals and the satisfaction of customary closing conditions. Subject to receipt of those approvals and satisfaction of those conditions, the Company anticipates closing the transaction in early to mid-October. Final results of the offering and the anticipated closing date will be announced following the receipt of all regulatory approvals necessary to complete the transaction.

The shares of the Company’s common stock will continue to trade on the OTC Pink Marketplace under the trading symbol “OTTW” through the closing date of the conversion. Following closing, it is anticipated that the shares of Ottawa Bancorp, Inc. common stock will trade on the Nasdaq Capital Market under the same trading symbol.

Ottawa Savings Bancorp, Inc. is the holding company for Ottawa Savings Bank, which provides various financial services to individual and corporate customers in the United States. The Bank offers various deposit accounts, including checking, money market, regular savings, club savings and certificates of deposit, as well as various retirement accounts. Its loan portfolio includes one-to-four family residential mortgage, multi-family and non-residential real estate, commercial, and construction loans as well as auto loans and home equity lines of credit. The Bank was founded in 1871 and is headquartered in Ottawa, Illinois. Ottawa Savings Bancorp, Inc. is the majority-owned subsidiary of Ottawa Savings Bancorp MHC. For more information about the Company and the Bank, please visit www.ottawasavings.com.

This press release contains certain forward-looking statements about the conversion and reorganization. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in the consummation of the conversion of Ottawa Savings Bancorp MHC from the mutual holding company to the stock holding company form of organization, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company is engaged. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Ottawa Bancorp, Inc. has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 relating to the proposed conversion of Ottawa Savings Bancorp MHC, which includes a prospectus for the offer and sale of Ottawa Bancorp, Inc. common stock as well as the proxy statement of the Company for the solicitation of proxies from its shareholders for use at the meeting at which the conversion will be considered. Shareholders of the Company are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by Ottawa Bancorp, Inc. free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Ottawa Bancorp, Inc. are available free of charge from the Corporate Secretary of Ottawa Bancorp, Inc. at 925 LaSalle Street, Ottawa, Illinois 61350. The directors, executive officers, and certain other members of management and employees of the Company and Ottawa Bancorp, Inc. will participate in the solicitation of proxies in favor of the conversion from the shareholders of the Company. Information about the directors and executive officers of the Company and Ottawa Bancorp, Inc. is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The offer is made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription and community offering, an accompanying stock order form).

The shares of common stock of Ottawa Bancorp, Inc. are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.